EARN IN EXPLORATION CONTRACT WITH PURCHASING OPTION

Between Pan American Goldfields Ltd. (PAG), an organized firm according under the Delaware State, with legal address in Mountain View Center 12303 Airport Way, Suite 200, Broomfield, CO, 80021, represented by Mr. Miguel Francisco Di Nanno, setting special address on San Martin 3625, Barrio Melipal, 8400 – Bariloche, Rio Negro Province, Argentina; and Compañia Minera Alto Rio Salado S.A., (TITULAR), an organized firm under the Argentine Republic law, with legal address on Carlos Pellegrini 739, Piso 7, oficina B, Capital Federal, represented by Mr. Roberto Milanese, (PAG and TITULAR hereafter PARTES):

CONSIDERING:

a) PAG has experience in exploration, development and mining production.

b) PAG will open a subsidiary in Argentina.

c) TITULAR is the owner of the mining rights known as CERRO DELTA, Eptes 9755-L-91, 9756_M-91 and DELTA I 34-C-07 (hereafter LAS PROPIEDADES) located on the Departamento General Sarmiento, La Rioja Province, Argentine Republic, showed on the map in Appendix I

d) For the understanding of the present contract, the term LAS PROPIEDADES refer not only the mining rights detailed in the Appendix I but even the future claims, titles, or mining rights added as a part of it being the product of the exploration works done by PAG within the PROPIEDADES, which will be automatically added to the properties or present mining rights and being subject of the Purchasing Option and the rest of the considerations of the present contract.

e) Before signing the contract PAG knows the legal status of the mining rights.

f) That TITULAR wants to sell the properties (PROPIEDADES).

g) PAG is eventually interested in acquiring the PROPIEDADES and the mining concession.

The two parties agree to celebrate the present contract according the following clauses:

FIRST CLAUSE. OBJECT:

a) once the money transfer is deposited into the Bank account of Compañia Minera Alto Rio Salado S.A., CC 2389-6 180-2, Banco Galicia, TITULAR allows PAG all the rights to access and stay at the properties (PROPIEDADES) to inspect, do research, explore and do every kind of work PAG considers convenient. For these purposes the PROPIEDADES will be given free of occupants and free of goods without any right to be there taking TITULAR the commitment to maintain this situation during the whole validity of the contract.

Copy of the documentation which demonstrates the correct deposit of the transfer to the bank account will be added to the contract in Addendum I.

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TITULAR takes the commitment to transfer the mining rights and actions belonging to the titles of the properties (PROPIEDADES) in the name of PAG, when PAG, by his own right decides to exercise the Option of Purchasing established in Fourth Clause of the present contract.

The parties agree that the notary, sealed and royalties arising from the signing of this contract will be the responsibility for PAG.

SECOND CLAUSE: RESCISSION:

The present contract may be resigned by PAG at any time, before 30 days reliable communication. If PAG will decide to resign the contract, it only should pay the payments according to the APPENDIX II, expired or to expire within the 30 days of the advertisement of rescission. PAG shall not pay any indemnity because of the rescission of the present contract.

THIRD CLAUSE. DOCUMENTATION:

TITULAR gives PAG in this act all the documentation related to the titles of CERRO DELTA, also any other documentation related to the properties (PROPIEDADES) and declares that it is all the information it has, so PAG will be able to start the exploration and development program of the deposit. Also the TITULAR will collaborate with all procedures and/or sign all the reliable required documents by PAG, where the TITULAR will legally obliged, in front of the Mining Directorate of the Province and/or any other authority, in order to maintain the good standing of the mining titles of the properties (PROPIEDADES) and/or the obtaining of other mining rights which benefit the development of the mining works done by PAG on the properties (PROPIEDADES)

During the validity of the contract PAG have to give a copy of all the legal and administrative procedures related to the mining rights coincident with the payments, to the TITULAR. PAG will do his best effort to maintain the mining rights, object of the present contract, for the TITULAR assuming the obligations of the Mining Code and the actual law, paying for all of these expenses by his own. The new mineral discoveries will be registered in name of the TITULAR and will be transferred to PAG when PAG exercises the Option named in Fourth Clause without any other additional payment.

Investment Commitment: PAG commits to pay the mining canon and all the payments related to the mining properties and for all the mining rights related from them, and to maintain the mining properties (PROPIEDADES) and the rights in good standing, specially the good performance of the project development and investment required by law.

PAG commits a total investment of U$S 400,000 in the properties (PROPIEDADES) during 24 months from the date of the signing of the contract (hereafter INVERSION).

In the case that PAG has invested effectively 70% of the total amount standing at date with all the other obligations, PAG could delay this 30% of the investment INVERSION up to 36 months from the signing of the contract.

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Investment will be considered as all expenses related directly or indirectly to property including, without limitation, the following items: legal fees, mining royalties, expenses and recruitment consultants, staff travel and accommodation, costs jobs exploration in the field in general exploration expenditures on exploration office and any other costs that has its direct or indirect cause in the properties.

Expenses that PAG made in respect of investment will be reported annually to the headlines for reliable notification include a copy of supporting documentation.

FOURTH CLAUSE: PRICE

The total price for the whole mining rights which the TITULAR transfers and compromise to PAG with this contract is of U$S 10,000,000 (US dollars ten millions), hereafter PRECIO, plus a NSR equal to 1,0%. The definition of NSR will be found in Appendix III. The prize will be cancelled in 6 (six) years from the date of signing of the present contract, paying in this act PAG to the TITULAR U$S 150,000. The balance of U$S 9,850,000 will be paid by PAG according to the schedule in Appendix II, being part of the contract. The payments detailed in Appendix II will be owed by PAG only if PAG continues without any rescission of the contract.

Once exercised the option and paid the 100% of the prize PAG acquire the 100% of the mining property of the PROPIEDADES object of the contract. The receipt for the total implies that the TITULAR has no more to reclaim related to the present contract.

It is well established that PAG can accelerate the payments of the Appendix II and thus receive the titles of the properties under his name, whenever it occurs.

The TITULAR and PAG agree that between the Option and the real Production of the possible mine, related to the NSR royalty, there is a time difficult to evaluate. The TITULARES will receive a yearly payment of U$S200,000 in front and deductible from the future NSR.

In case the owners TITULARES want to sell the royalty (1% NSR) PAG has the first refusal right. The TITULARES and PAG agree to valuate together, in cash, the royalty of 1% NSR within the next sixty days after the signing of the present contract.

FIFTH CLAUSE: TRANSFER OF OWNERSHIP

Against payment of the full Price in the fourth clause, the TITULAR will give the public transfer of the titles of the mining rights of the properties.

SIXTH CLAUSE. NON FULFILLMENT

The no fulfillment of the compromises established on this contract from each part will produce the completion of the contract.

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According to that the other part has to previously reliable notify to the no fulfillment part. The no fulfillment part will have 60 days to rectify the situation. In the case of continuing the no fulfillment situation the parties could submit to conciliation or ask for the ending of the contract. In the case of conciliation the parties will appoint a conciliatory, which has to express an opinion during the rest of the term of 60 days to solve the no fulfillment. In the case of no resolution of the no fulfillment in that period, the reliable part could ask the intervention of the Arbitration Judge in the terms of the ELEVENTH CLAUSE or ask for the resolution of the contract.

SEVENTH CLAUSE. FORCE MAYEUR:

No party shall be deemed as defaulting on compliance is prevented by reason of force majeure. A "force majeure" or "fortuitous event" among others, and with out implying limitation: fires, explosions, earthquakes, volcanic eruptions, storms, floods, droughts, unusual weather conditions in the region and other acts of nature, rebellion, war or situations attributable to a declared or undeclared war, insurrection, civil rebellion, insurrection or revolt, strikes or labor disputes, and any other situation that the Argentine Civil Code considers as a fortuitous event or force majeure.

The parties agree that their obligations will be suspended in the extent and for as long as compliance is prevented by any cause constituting force majeure. The affected party as the case shall promptly notify the other party on the suspension of its obligations by establishing the nature and cause of such suspension and the estimated duration.

EIGHTH CLAUSE. ENVIRONMENTAL RESPONSIBILITY:

The owner grants that there are no environmental damages or liabilities at the date of the present contract. The owner will take care of previous possible environmental liabilities and PAG will take care for the future environmental liabilities on the properties. Also the parties agree that it will be necessary for PAG´s authorization to the owner in order to visit or stay into the properties or do any kind of work inside the properties since the data of signing the present contract.

NINTH CLAUSE. CESSION:

PAG has the right to transfer all the rights related to this contract to a third part who will replace PAG in all his rights and obligations related to this contract. The TITULAR cannot transfer the rights and obligations related to this contract.

TENTH CLAUSE. CONFIDENTIALITY:

The parties agree that all the information related to the operation bonded to the actual contract will keep confidential and under no circumstances released to a third part. It will not consider a violation of confidentiality the incorporation of a third part by PAG to the project object of this contract.

In case of termination of the contract, PAG have to give to the owner all the technical data obtained by PAG during the work. PAG will have 90 days since the ending of the contract to provide the information to the owner.

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ELEVENTH CLAUSE. APPLICABLE LAW.ARBITRATION:

The present contract is governed by the Argentine law.

The parties agree submit the possible demands to the obliged arbitration of the Commerce Chamber of Buenos Aires, which each part knows his rules. The execution of any judgment, damage estimation, recognition or any other out coming determination of the arbitration will be applied at any jurisdiction allowed by the law. The parties agree to the jurisdiction of the Ordinary Courts of the City of Buenos Aires for every legal judicial requirement related to the arbitral decision.

TWELFTH CLAUSE. ADDRESSES AND NOTIFICATIONS:

The parties express they agree that all notices to be made from it will be made in writing by certified notice to the addresses set forth in the heading of this contract modifications which shall be valid only after notice in writing to the other party. The terms of this contract shall run from the day following receipt of the notice, counted calendar days.

THIRTEENTH CLAUSE. MODIFICATIONS:

Only written modifications and signed by the two parties will be valid.

This contract legally bound and has benefit to the parties and his heirs.

FOURTEENTH CLAUSE. INFORMATION:

Parties agree that the owner will receive from PAG a yearly report related to the type of work done on the properties during this period.

For the faithful performance of all the agreed, three copies of the same contract will be signed in Buenos Aires on the 22th February 2011.

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APPENDIX I

MAP OF PROPERTIES.

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APPENDIX II

Payment Schedule

Year	operation	Date	u$s
0	signing	22 February 2011	150.000
1		22 February 2012	200.000
2		22 February 2013	500.000
3		22 February 2014	750.000
4		22 February 2015	1.200.000
5		22 February 2016	2.200.000
6	Purchasing Option	22 February 2017	5.000.000
	total		10.000.000
u$s 200.000 yearly payment deductible from NSR		First payment 22 February 2019
NSR	1%

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Appendix III

Net Smelter Return Definition

(Typical)

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